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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Shop at Home, Inc., dated as of February 13, 2001, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.


Date:  February 13, 2001                          ANGELO, GORDON & CO., L.P.

                                                  By:      AG Partners, L.P.
                                                           Its General Partner



                                                  By:  /S/ MICHAEL L. GORDON
                                                       -------------------------
                                                       Name:   Michael L. Gordon
                                                       Title:  General Partner


                                                   JOHN M. ANGELO

                                                   /S/ JOHN M. ANGELO
                                                   -----------------------------


                                                   MICHAEL L. GORDON

                                                   /S/ MICHAEL L. GORDON
                                                   -----------------------------